Exhibit 10.1

BRIDGE LOAN AGREEMENT

Dated as of February 16, 2022

Sorrento Therapeutics, Inc., a Delaware corporation (the “Borrower”), and B. Riley Commercial Capital, LLC (the “Lender”) agree as follows:

ARTICLE I
AMOUNTS AND TERMS OF THE ADVANCES

SECTION 1.01. The Advances.

The Lender agrees, on the terms and conditions hereinafter set forth, to make an advance (the “Advance”) to the Borrower, into the account of the Borrower at the Lender, on the date hereof in an amount not to exceed $45,000,000.00 (the “Commitment”).

SECTION 1.02. Making the Advance.

(a)
The Advance shall be made on the date hereof, subject to the conditions below, upon receipt by the Lender of written notice (the “Advance Notice”), given by the Borrower to the Lender on the date hereof. Not later than 11:00 A.M. (New York City time) on the date hereof and upon fulfillment of the applicable conditions set forth in Article II, the Lender will make such Advance, less the applicable Advisory Fee for the Advance as described in Section 1.03, available to the Borrower in same day funds in the account of the Borrower at the Lender.
(b)
The Advance Notice shall be irrevocable and binding on the Borrower. The Borrower shall indemnify the Lender against any loss or reasonable and documented out of pocket cost or expense incurred by the Lender as a result of any failure to fulfill on or before the date specified in the Advance Notice for the Advance, the applicable conditions set forth in Article II, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund the Advance when the Advance, as a result of such failure, is not made on such date.

SECTION 1.03. Advisory Fee.

The Borrower agrees to pay to B. Riley Securities, Inc. (“BRS”), an affiliate of the Lender, an advisory fee of 4% of the aggregate amount of the Advance specified in the Advance Notice (the “Advisory Fee”), which Advisory Fee shall be earned and payable upon the Lender making the Advance to the Borrower, and which Advisory Fee the Borrower hereby directs the Lender to: (a) deduct from the amount of the Advance provided to the Borrower pursuant to Section 1.02(a), and (b) pay over to BRS.

SECTION 1.04. Repayment.

The Borrower shall repay the aggregate unpaid principal amount of the Advance in accordance with a promissory note of the Borrower, in substantially the form of Exhibit A hereto (the “Note”), evidencing the indebtedness resulting from the Advance and delivered to the Lender pursuant to Article II.

SECTION 1.05. Interest.

The Borrower shall pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount shall be paid in full, at a rate equal at all times to 0% per annum; provided that any amount of principal which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, from the date on which such amount is due until such amount is paid in full, payable on demand, at a rate equal at all times to 15% per annum. In addition, upon the occurrence and during the continuance of an Event of Default (defined below), the Advance shall bear interest at the rate equal at all times to 15% per annum.

SECTION 1.06. Prepayments.

The Borrower shall have the right prior to the Maturity Date to prepay, plus any accrued but unpaid interest thereon, any principal amount of the Advance.

SECTION 1.07. Certain Definitions.

(c)
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City.
(d)
“Maturity Date” means June 16, 2022.

SECTION 1.08. Payments and Computations.

(e)
The Borrower shall repay all of the outstanding balance of the Advance hereunder and under the Note, as well as any accrued and unpaid interest and fees not later than 11:00 A.M. (New York City time) on the Maturity Date in U.S. dollars to the Lender at its address referred to in Section 6.02 in same day funds.
(f)
The Borrower hereby authorizes the Lender, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower’s accounts with the Lender any amount so due.
(g)
All computations of interest shall be made by the Lender on the basis of a year of 360 days.

ARTICLE II
CONDITIONS OF LENDING

SECTION 2.01. Condition Precedent to Initial Advance.

The obligation of the Lender to make the Advance is subject to the condition precedent that the Lender shall have received on or before the day of such Advance the following, each dated such day, in form and substance reasonably satisfactory to the Lender:

(h)
The Note.
(i)
Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Note, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note.
(j)
A certificate of the Chief Executive Officer of the Borrower certifying (1) that each of the representations and warranties contained in Section 3.01 hereof are true in all material respects (without duplication of materiality) and shall be true in all material respects (without duplication of materiality) on the date of the Advance (or such earlier date, if so specified); (2) that no event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default (as defined in Section 5.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and (3) the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and the other documents to be delivered hereunder.
(k)
An opinion of Paul Hastings LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Lender with respect to such customary matters as the Lender may reasonably request.
(l)
An opinion of Duane Morris LLP, counsel for the Lender, as to such customary matters as the Lender may reasonably request.
(m)
The Advance Notice.
(n)
Receipt of such other approvals or documents as the Lender may reasonably request.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties of the Borrower.

The Borrower represents and warrants as follows:

(o)
The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

(p)
The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower’s charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower, except, in the case of this clause (ii), to the extent it could not reasonably be expected to have a material adverse change on the Borrower.
(q)
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note, except for those that have otherwise been obtained or made on or prior to the date hereof and which remain in full force and effect on the date that the Borrower receives the initial Advance.
(r)
This Agreement is, and the Note when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
(s)
The consolidated financial statements of the Borrower included or incorporated by reference in the Company’s Registration Statement on Form S-3ASR (File No. 333-261888) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2021 and the final Prospectus, dated December 23, 2021, included therein (the “Prospectus”), together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Borrower and its subsidiaries as of the dates indicated and the consolidated statement of operations, consolidated statement of cash flows and consolidated statement of stockholders’ equity (deficit) of the Borrower for the periods specified, except that such unaudited financial statements are subject to normal year-end adjustments and lack footnotes required by GAAP, and have been prepared in compliance in all material respects with the requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles (“GAAP”) in the United States as in effect as of the time of filing applied on a consistent basis (except for such adjustments to accounting standards and practices as are noted therein) during the periods involved.
(t)
There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any subsidiary or which purports to affect the legality, validity or enforceability of this Agreement or the Note.
(u)
The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

ARTICLE IV
COVENANTS OF THE BORROWER

SECTION 4.01. Affirmative Covenants.

So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

(v)
Use of Proceeds. Only use the proceeds from the Advance: (i) to repay, redeem or repurchase principal amounts of those certain senior secured notes due 2026 issued by Scilex Pharmaceuticals Inc., and (ii) for working capital and general corporate purposes, which may include marketed product inventory build-up, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments and business combinations.
(w)
Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.
(x)
Reporting Requirements. Furnish to the Lender such information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as the Lender may from time to time reasonably request.

SECTION 4.02. Negative Covenants.

So long as the Note shall remain unpaid or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

(y)
Liens, Etc. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt, except for Permitted Liens. “Permitted Liens” means (i) liens for taxes not yet due and payable, for less than $100,000 in the aggregate, or which are being contested in good faith by appropriate proceedings diligently pursued, provided that provision for the payment of all such taxes has been made on the books of such person as may be required by GAAP, consistently applied; (ii) mechanics’, materialmen’s, banker’s, carriers’, warehousemen’s and similar liens and encumbrances arising in the ordinary course of business and securing obligations of such person that are not overdue for a period of more than 60 days, for less than $100,000 in the aggregate, or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (1) any proceedings commenced for the enforcement of such liens and encumbrances shall have been duly suspended; and (2) such provision for the payment of such liens and encumbrances has been made on the books of such person as may be required by GAAP, consistently applied; (iii) liens arising in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits and similar statutory obligations which are not overdue, for less than $100,000 in the aggregate, or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (1) any proceedings commenced for the enforcement of such liens shall have been duly suspended; and (2) such provision for the payment of such liens has been made on the books of such person as may be required by GAAP, consistently applied; (iv) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business; (v) liens incurred or deposits made in the ordinary course of business to secure the performance of statutory obligations, bids, leases, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money, any lease-purchase arrangements or the payment of the deferred purchase price of property), provided that full provision for the payment of all such obligations set forth in clauses (iv) and (v) has been made on the books of such person as may be required by GAAP, consistently applied; (vi) (1) liens arising in connection with capital leases (and attaching only to the property being leased and the proceeds thereof), (2) liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such lien attaches to such property within ninety (90) days of the acquisition thereof and attaches solely to the property so acquired and the proceeds thereof, and (3) any lien existing on any property or asset prior to the acquisition thereof by the Borrower or any subsidiary of the Borrower or existing on any property or asset of any person that becomes a subsidiary of the Borrower after the date of this Agreement prior to the time such person becomes a subsidiary of the Borrower, provided that such lien is not created in contemplation of or in connection with such acquisition or such person becoming a subsidiary of the Borrower, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof except by the amount of any interest, premiums or penalties required to be paid plus fees and expenses associated therewith; (vii) attachments, appeal bonds, judgments and other similar liens arising in connection with court or legal proceedings, which do not result in an Event of Default, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings; (viii) survey exceptions, easements, zoning and other statutory restrictions, rights of way, restrictions, land use or similar laws and regulations affecting real property, minor defects or irregularities in title and other similar liens not interfering in any material respect with the ordinary conduct of the business of the Borrower; (ix) deposits to secure the performance of bids, trade contracts, leases and other obligations of a like nature, in each case, in the ordinary course of business; (x) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code or common law of banks or other financial institutions where the Borrower or any of its subsidiaries maintains deposits in the ordinary course of business; (xi) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted hereunder and any leases, subleases, licenses or sublicenses granted by the Borrower or any of its subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Borrower or such subsidiary; (xii) purported liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business; (xiii) other liens; provided that aggregate amount of all obligations of the Borrower and its subsidiaries secured by such liens does not exceed $100,000 at any time outstanding and so long as such liens do not attach to accounts receivable or inventory of the Borrower; and (xiv) liens incurred in connection with the restructuring or refinancing of any Debt as described in the Registration Statement and the Prospectus.
(z)
Debt. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Debt other than as described in the Registration Statement and the Prospectus, including any filings with the SEC made by Borrower that are incorporated by reference therein, prior to the date hereof and other Permitted Debt; provided that the Borrower shall be permitted to restructure or refinance any Debt described in the Registration Statement and the Prospectus (provided that such restructured or refinanced Debt (A) is not for a greater principal amount than the existing Debt, (B) does not purport to restrict the repayment of indebtedness under this Agreement and the Note, and (C) no Event of Default shall have occurred and be continuing hereunder). “Debt” means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) through (iv) above, and (vi) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA. “Permitted Debt” means (i) indebtedness arising hereunder; (ii) current unsecured trade payables and accrued liabilities arising in the ordinary course of the Borrower’s business (including, without limitation, obligations under operating leases); (iii) purchase money indebtedness and capital leases incurred in connection with the acquisition of fixed assets in an aggregate amount not exceeding $50,000 at any one time outstanding; (iv) indebtedness of a subsidiary acquired after the date of this Agreement or an entity merged into or consolidated with the Borrower or any subsidiary of the Borrower after the date of this Agreement and indebtedness assumed in connection with the acquisition of assets, which indebtedness, in each case, exists at the time of such acquisition, merger or consolidation and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement; (v) indebtedness in respect of netting services, overdraft protection and otherwise in connection with deposit accounts or similar accounts incurred in the ordinary course of business, provided such debt is extinguished within five (5) days of its incurrence; (vi) indebtedness incurred in the ordinary course of business in connection with the financing of insurance premiums of the Borrower or any of its subsidiaries; (vii) indebtedness arising from agreements of the Borrower providing for indemnification, adjustment of purchase price or acquisition price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the acquisition contemplated on the date hereof; and (viii) other indebtedness of Borrower in an aggregate amount not in excess of $50,000 in the aggregate at any time outstanding.
(aa)
Dividends, Etc. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower, and (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock, provided, that, immediately after giving effect to such proposed action, no Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist.
(bb)
Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person or entity, or permit any of its subsidiaries to do so, except for Permitted Dispositions. “Permitted Dispositions” means (i) sales of inventory in the ordinary course of its business, (ii) disposition of (1) surplus, obsolete, worn out, replaced, no longer used or useful, unmerchantable, or unsalable equipment in the ordinary course of business and (2) assets of Borrower to the extent the market value of the property so disposed of does not exceed $100,000 during any single fiscal year, (iii) abandonment, lapse or other dispositions of intellectual property that is, in the reasonable good faith judgment of the Borrower or its subsidiary, either no longer economically practicable or commercially desirable to maintain or no longer necessary for the conduct of the business of the Borrower or any of its subsidiaries, (iv) dispositions of cash or cash equivalents, in each case, in a manner not prohibited by the other terms of this Agreement, (v) sales, transfers and other dispositions of accounts receivable (or notes accepted to evidence same) in connection with the compromise, settlement or collection thereof in the ordinary course of business, (vi) the lease, assignment, license or sub-license or sub-lease of any real or personal property in the ordinary course of business to the extent the same does not materially interfere with the business of the Borrower, (vii) the license or sublicense of intellectual property, (viii) the granting of Permitted Liens, (ix) any involuntary loss, damage or destruction of property, (x) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; and (xi) any business combination involving Scilex Holding Company and Vickers Vantage Corp. I.

ARTICLE V
EVENTS OF DEFAULT

SECTION 5.01. Events of Default.

If any of the following events (“Events of Default”) shall occur and be continuing:

(cc)
The Borrower shall fail to pay any principal of, or interest on, the Note when the same becomes due and payable; or
(dd)
Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or
(ee)
The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement if such failure shall remain unremedied for 5 Business Days after written notice thereof shall have been given to the Borrower by the Lender; or
(ff)
The Borrower or any of its subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (d);

then, and in any such event, the Lender (i) may, by notice to the Borrower, declare its obligation to make the Advance to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its subsidiaries under the Federal Bankruptcy Code, (a) the obligation of the Lender to make Advances shall automatically be terminated and (b) the Advances, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VI
MISCELLANEOUS

SECTION 6.01. Amendments, Etc.

No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.02. Notices, Etc.

All notices and other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and shall be delivered: if to the Borrower, at its address at 4955 Directors Place, San Diego, CA 92121, Attention: Henry Ji, Ph.D.; and if to the Lender, at its address at 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025, Attention: General Counsel; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. Each such notice or other communication shall be deemed given (i) when delivered personally, by email or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). .

SECTION 6.03. No Waiver; Remedies.

No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6.04. Costs, Expenses and Taxes.

The Borrower agrees to pay promptly after demand all reasonable and documented costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, plus disbursements for searches, recordings and similar expenses for counsel for the Lender with respect to the negotiation and delivery of this Agreement and the Note, in all cases in an amount not to exceed $25,000. The Borrower further agrees to pay promptly after demand all reasonable and documented costs and expenses, if any (including reasonable outside counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, reasonable outside counsel fees and expenses in connection with the enforcement of rights under this Section 6.04. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

SECTION 6.05. Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding balances held or assets in respect of payroll accounts, employee benefit accounts, trust accounts, withholding accounts and other similar fiduciary accounts to the extent such funds are necessary to pay payroll, employee benefits and other similar payments accrued and/or payable in the ordinary course of business) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, whether or not the Lender shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lender may have.

SECTION 6.06. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. This Agreement and the Note may not be assigned or transferred by the Lender to any person other than (a) an affiliate of the Lender or (b) so long as no Event of Default is then continuing, any other person (other than a natural person) in the business of making loans and other extensions of credit with the prior written consent of the Borrower. The Lender may pledge this Agreement and the Note and grant security interests herein and therein to any financing source of the Lender.

SECTION 6.07. Governing Law.

This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SORRENTO THERAPEUTICS, INC.

By: /s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.

Title: President & CEO

B. Riley COMMERCIAL CAPITAL, LLC

By: /s/ Phillip J. Ahn

Name: Phillip J. Ahn

Title: CFO

[Signature Page to Bridge Loan Agreement]

EXHIBIT A

PROMISSORY NOTE

$45,000,000 Dated: February 16, 2022

FOR VALUE RECEIVED, the undersigned, SORRENTO THERAPEUTICS, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to B. Riley COMMERCIAL CAPITAL, LLC (the “Lender”) the principal amount of FORTY-FIVE MILLION DOLLARS ($45,000,000) or, if less, the aggregate principal amount of the Advance made by the Lender to the Borrower pursuant to the Loan Agreement (as hereinafter defined) outstanding on the Maturity Date (as defined in the Loan Agreement).

The Borrower promises to pay interest on the principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement referred to below.

Principal, interest fees and expenses hereunder and under the Loan Agreement are payable in lawful money of the United States of America to the Lender at 11100 Santa Monica Blvd, Ste 800, Los Angeles, CA 90025, in same day funds.

This Promissory Note is the Note referred to in, and is entitled to the benefits of, the Bridge Loan Agreement dated as of February 16, 2022 (as may be amended or restated from time to time, the “Loan Agreement”), between the Borrower and the Lender. The Loan Agreement, among other things, (i) provides for the making of an advance (the “Advance”) by the Lender to the Borrower in an aggregate principal amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

SORRENTO THERAPEUTICS, INC.

By:
Name: Henry Ji, Ph.D.

Title: President & CEO